Exhibit 99.1

Butterfly Network Reports Second Quarter 2024 Financial Results

Reports Record Quarterly Revenue

Raises Full Year Adjusted EBITDA Guidance

●	Delivered record quarterly Revenue of $21.5 million in Q2, representing 16% YoY growth
●	Reduced Q2 Net Loss by 45% and Net Cash Used in Operations by 62%
●	Successfully launched medical school Campus Essentials program
●	Launched iQ3 in Canada and expanded into new markets in Southeast Asia
●	Filed for revocation of the RoHS handheld piezoelectric crystal ultrasound exemptions

BURLINGTON, Mass. & NEW YORK--(BUSINESS WIRE) -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company transforming care with portable, semiconductor-based ultrasound technology and intuitive software, today announced financial results for the second quarter ended June 30, 2024, and provided a business update.

Joseph DeVivo, Butterfly's President, Chief Executive Officer and Chairman commented, Butterfly continues to achieve remarkable milestones driven by the sensational launch of Butterfly iQ3™, setting us up for a standout 2024. Directly following our highest first quarter ever, we’re pleased to report the highest quarterly revenue in Butterfly’s history with second quarter revenue of $21.5 million or 16% growth year over year. Despite facing our toughest comparison quarter of the year, we exceeded our expectations, demonstrating the effectiveness of our strategy and the dedication of our team.

DeVivo continued, "Our strategic initiatives are paying off as we expand our market reach and enhance our technological capabilities. The launch of ScanLab™, paired with a new medical education campus store sales model, is proving to be a game-changer. Medical students are embracing our technology at an unprecedented rate. Additionally, our ongoing AI advancements and new development partnerships are solidifying Butterfly's position as a leader in the ultrasound space. Looking ahead, we are confident in our ability to sustain this momentum and deliver continued value to our shareholders."

Recent Operational Highlights:

●	Financial and Operational Efficiency: completed an initiative that achieved an additional annualized cost reduction of $10 million and extended the Company’s cash runway into 2027, while continuously improving operational efficiency and strategically investing in its commercial organization and technological advancements.
●	AI and Technology Developments: announced three new Butterfly Garden™ partners (HeartFocus by DESKi, UltraSight, and Southwood Inc.), each developing novel cardiac AI applications, and signed the terms sheet for a third Powered by Butterfly™ partner (to be named at commercialization).
●	International Expansion and Sales Performance: launched Butterfly iQ3 in Canada and saw significant immediate uptake. The company also opened new markets in Southeast Asia, contributing to strong international sales of Butterfly iQ+.
●	World Health Organization (WHO) Endorsement of Butterfly iQ+: after rigorous assessment, Butterfly iQ+ was recognized by the WHO in its 2024 compendium of innovative health technologies for low-resource settings, further legitimizing the device as the Company engages foreign governments and funders for global health initiatives.
●	Campus Essentials Program: saw success in a new medical student pilot program, which gives students a seamless pathway to purchase their own Butterfly through a campus store.
●	Clinical Progress Toward Home Care: The Christopher & Dana Reeve Foundation and Kessler Foundation announced the initiation of a novel pilot study using Butterfly devices to revolutionize bladder volume monitoring for patients with spinal cord injuries.
●	European Union’s Restriction of Hazardous Substances (RoHS) Efforts: In July, the Company formally filed for revocation of the prior RoHS exemption that has permitted excess lead in piezoelectric crystal-based ultrasound devices. This formal filing initiates the petition process for cancellation of the exemption, given Butterfly’s CMUT technology exists as a clear, compliant alternative.

Three Months Ended June 30, 2024 Financial Results

Revenue: Total revenue was $21.5 million, up 16% from $18.5 million in the second quarter of 2023. U.S. revenue was $14.8 million, up 3% from prior year, driven by our recently launched next-generation iQ3 probe’s higher selling price and increased enterprise software and implementation revenue, but was negatively impacted by two large grant-based deployments to medical schools in the prior year that did not repeat in 2024. Excluding these deployments, US revenue grew 25%. International revenue increased 57% year-over-year to $5.2 million, with volume more than doubling from the onboarding of several new distribution territories. Other revenue contributed $1.5 million.

●	Product revenue was $14.6 million, an increase of 19% versus the prior year period, driven by the 4% increase in units fulfilled year-over-year and the iQ3’s higher selling price. Excluding the prior-year larger medical school deployments, units fulfilled increased 37% year-over-year.
●	Software and other services revenue was up 10% year-over-year at $6.8 million. Software and other services mix was 32% of revenue and decreased by 2 percentage points versus the prior year due to the higher product revenue achieved this quarter. Enterprise as a percentage of software revenue increased 6 percentage points year-over-year.

Gross profit: Gross profit was $12.6 million versus $10.9 million in the prior year period. Gross margin decreased to 58.6% from 59.1% in the prior year period, primarily due to product mix, reflecting a higher proportion of product revenues, and higher amortization which reduced margin by approximately 120 basis points, largely offset by higher average selling prices.

Operating expenses: Operating expenses were $29.8 million, down 29% from $42.2 million in the prior year period, due to previously announced reductions in force, as well as non-payroll spending rationalization across all areas.

Total operating expenses excluding stock-based compensation and Other expense were $23.4 million, compared to $30.1 million in the second quarter of 2023, representing a decrease of 22%.

Net loss: Net loss was $15.7 million, compared to $28.7 million in the prior year period.

Adjusted EBITDA: Adjusted EBITDA loss was $8.1 million, compared to $17.0 million in the prior year period.

Adjusted EPS: Adjusted EPS was ($0.05), compared to ($0.08) in the prior year period.

Cash, cash equivalents, and restricted cash: Cash, cash equivalents, and restricted cash were $106.1 million as of June 30, 2024.

Guidance

Affirmed Revenue Guidance and improved Adjusted EBITDA guidance for the Fiscal Year 2024 to:

●	Affirm revenue guidance of $75 million to $80 million or approximately 15-20% growth
●	Improved adjusted EBITDA guidance by $5 million to a loss of $50 million - $45 million

NYSE Listing Standards

On July 31, 2024, Butterfly regained compliance with the New York Stock Exchange (the “NYSE”) Minimum Bid Price after achieving a closing stock price above $1.00 on July 31, 2024 and for the last 30 consecutive business days. The Company has received an official notification from the NYSE of regaining compliance.

Reconciliation of GAAP to Adjusted

A reconciliation of net loss to adjusted EBITDA and adjusted EPS for the three and six months ended June 30, 2024, and 2023 is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call

A conference call and webcast to discuss second quarter 2024 financial results and operational progress is scheduled for 5:00 pm ET on August 1, 2024. The conference call will be broadcast live in listen-only mode via a webcast on Butterfly’s Investor Relations website at Events & Presentations. Individuals interested in listening to the conference call on your telephone may do so by dialing approximately ten minutes prior to start time:

US domestic callers: +1 (833) 470-1428

Global Dial-In Numbers:

https://www.netroadshow.com/events/global-numbers?confId=63404

Access Code: 230908

After the live webcast, the call will be archived on Butterfly’s Investor Relations page. In addition, a telephone replay of the call will be available until August 15, 2024, by dialing:

US domestic callers: +1 (866) 813-9403
Canada: +1 (226) 828 7578
All other locations: +44 204 525 0658
Access Code: 702907

About Butterfly Network

Founded by Dr. Jonathan Rothberg in 2011, Butterfly Network is a digital health company with a mission to democratize medical imaging by making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Butterfly created the world's first handheld single-probe, whole-body ultrasound system using semiconductor technology, Butterfly iQ. The company has continued to innovate, leveraging the benefits of Moore’s Law, to launch its second-generation Butterfly iQ+ in 2020, and third generation

iQ3 in 2024 – each with increased processing power and performance enhancements. The disruptive technology has been recognized by TIME’s Best Inventions, Fast Company’s World Changing Ideas, CNBC Disruptor 50, and MedTech Breakthrough Awards, among other accolades. With its proprietary Ultrasound-on-Chip™ technology, intelligent software, and educational offerings, Butterfly is paving the way to mass adoption of ultrasound for earlier detection and remote management of health conditions around the world. Butterfly devices are commercially available to trained healthcare practitioners in areas including, but not limited to, parts of Africa, Asia, Australia, Europe, the Middle East, North America and South America; to learn more about available countries, visit: https://www.butterflynetwork.com/choose-your-country.

Non-GAAP Financial Measures

In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), we provide additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted EPS. We present non-GAAP financial measures in order to assist readers of our financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA and adjusted EPS are key performance measures that our management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that adjusted EBITDA and adjusted EPS enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

Adjusted EBITDA and adjusted EPS may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted EBITDA and adjusted EPS are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted EBITDA and adjusted EPS alongside other financial performance measures prepared in accordance with GAAP, including net loss and EPS.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. In this press release, we have provided reconciliations of adjusted EBITDA and adjusted EPS to net loss, the most directly comparable GAAP financial measure. Reconciliations of adjusted EBITDA and adjusted EPS to corresponding GAAP measures are not available on a forward-looking basis because we are unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in our working capital needs, variances in our supply chain, the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, and the size and potential growth of current or future markets for our products and services. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; our ability to compete with other companies currently marketing or engaged in the development of products and services that we are currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to raise financing in the future; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K, as amended, or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:

Investors
Heather Getz

Chief Financial and Operations Officer, Butterfly
investors@butterflynetwork.com

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue:
Product	$14,648	$12,273	$25,939	$21,121
Software and other services	6,839	6,214	13,204	12,842
Total revenue	21,487	18,487	39,143	33,963
Cost of revenue:
Product	6,579	5,487	11,674	9,836
Software and other services	2,322	2,078	4,606	4,116
Total cost of revenue	8,901	7,565	16,280	13,952
Gross profit	12,586	10,922	22,863	20,011
Operating expenses:
Research and development	9,411	15,626	20,131	32,277
Sales and marketing	9,728	9,728	20,106	19,761
General and administrative	10,073	14,660	20,514	25,678
Other	606	2,172	1,964	8,605
Total operating expenses	29,818	42,186	62,715	86,321
Loss from operations	(17,232)	(31,264)	(39,852)	(66,310)
Interest income	1,291	2,027	2,802	3,811
Interest expense	(309)	—	(609)	—
Change in fair value of warrant liabilities	620	620	413	413
Other expense, net	(59)	(60)	(201)	(44)
Loss before provision for income taxes	(15,689)	(28,677)	(37,447)	(62,130)
Provision (benefit) for income taxes	17	(6)	20	81
Net loss and comprehensive loss	$(15,706)	$(28,671)	$(37,467)	$(62,211)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.07)	$(0.14)	$(0.18)	$(0.31)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	211,663,554	204,895,341	210,268,501	203,737,044

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$102,051	$134,437
Accounts receivable, net	16,113	13,418
Inventories	74,175	73,022
Current portion of vendor advances	4,302	2,815
Prepaid expenses and other current assets	7,836	7,571
Total current assets	204,477	231,263
Property and equipment, net	22,967	25,321
Intangible assets, net	9,617	10,317
Non-current portion of vendor advances	15,185	15,276
Operating lease assets	14,970	15,675
Other non-current assets	5,851	6,422
Total assets	$273,067	$304,274
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,514	$5,090
Deferred revenue, current	14,751	15,625
Accrued purchase commitments, current	131	131
Accrued expenses and other current liabilities	21,386	23,425
Total current liabilities	40,782	44,271
Deferred revenue, non-current	7,360	7,394
Warrant liabilities	413	826
Operating lease liabilities	21,652	22,835
Other non-current liabilities	8,580	8,895
Total liabilities	78,787	84,221
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at June 30, 2024 and December 31, 2023; 186,037,697 and 181,221,794 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	19	18
Class B common stock $.0001 par value; 27,000,000 shares authorized at June 30, 2024 and December 31, 2023; 26,426,937 shares issued and outstanding at June 30, 2024 and December 31, 2023	3	3
Additional paid-in capital	961,363	949,670
Accumulated deficit	(767,105)	(729,638)
Total stockholders’ equity	194,280	220,053
Total liabilities and stockholders’ equity	$273,067	$304,274

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(37,467)	$(62,211)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	5,217	4,305
Non-cash interest expense	607	—
Write-down of inventories	(81)	—
Stock-based compensation expense	11,383	14,109
Change in fair value of warrant liabilities	(413)	(413)
Other	462	(651)
Changes in operating assets and liabilities:
Accounts receivable	(3,165)	(3,293)
Inventories	(1,072)	(26,855)
Prepaid expenses and other assets	165	(615)
Vendor advances	(1,396)	9,534
Accounts payable	(587)	1,390
Deferred revenue	(908)	(1,062)
Accrued purchase commitments	—	(1,615)
Change in operating lease assets and liabilities	(348)	196
Accrued expenses and other liabilities	(3,064)	(2,557)
Net cash used in operating activities	(30,667)	(69,738)

Cash flows from investing activities:
Purchases of marketable securities	—	(297)
Sales of marketable securities	—	76,484
Purchases of property, equipment, and intangible assets, including capitalized software	(1,872)	(2,223)
Sales of property and equipment	35	10
Net cash (used in) provided by investing activities	(1,837)	73,974

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	—	136
Net cash provided by financing activities	—	136
Net (decrease) increase in cash, cash equivalents, and restricted cash	(32,504)	4,372
Cash, cash equivalents, and restricted cash, beginning of period	138,650	166,828
Cash, cash equivalents, and restricted cash, end of period	$106,146	$171,200

BUTTERFLY NETWORK, INC.

GROSS PROFIT AND GROSS MARGIN

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$21,487	$18,487	$39,143	$33,963
Cost of revenue	8,901	7,565	16,280	13,952
Gross profit	$12,586	$10,922	$22,863	$20,011

Gross margin	58.6%	59.1%	58.4%	58.9%

Depreciation and amortization	$1,646	$1,392	$3,231	$2,679
% of revenue	7.7%	7.5%	8.3%	7.9%

BUTTERFLY NETWORK, INC.

ADJUSTED EBITDA AND ADJUSTED EPS

(In thousands, except share and per share amounts)

(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended June 30,		Six months ended June 30,
		2024	2023	2024	2023
Net loss	Net loss	$(15,706)	$(28,671)	$(37,467)	$(62,211)
Stock-based compensation	R&D, S&M, and G&A	5,859	9,924	11,383	14,109
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	(620)	(620)	(413)	(413)
Other	Other	606	2,172	1,964	8,605
Other expense, net	Other expense, net	59	60	201	44
Adjusted net loss		(9,802)	(17,135)	(24,332)	(39,866)
Interest income	Interest income	(1,291)	(2,027)	(2,802)	(3,811)
Interest expense	Interest expense	309	—	609	—
Provision (benefit) for income taxes	Provision (benefit) for income taxes	17	(6)	20	81
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	2,633	2,194	5,217	4,305
Adjusted EBITDA		$(8,134)	$(16,974)	$(21,288)	$(39,291)

Adjusted EPS		$(0.05)	$(0.08)	$(0.12)	$(0.20)
Weighted average shares used to compute adjusted EPS		211,663,554	204,895,341	210,268,501	203,737,044